       FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 2005.
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                               ARTESIAN RESOURCES
                                   CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                      51-0002090
(STATE OR OTHER JURISDICTION OF                         (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)


                                ----------------

                              664 CHURCHMANS ROAD
                             NEWARK, DELAWARE 19702
                                 (302) 453-6900
         (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                                ----------------

                         ARTESIAN RESOURCES CORPORATION
                         2005 EQUITY COMPENSATION PLAN
                            (FULL TITLE OF THE PLAN)

                                ----------------

                                 DIAN C. TAYLOR
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         ARTESIAN RESOURCES CORPORATION
                              664 CHURCHMANS ROAD
                             NEWARK, DELAWARE 19702
                                 (302) 453-6900
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                ----------------

                                    COPY TO:
                             JOANNE R. SOSLOW, ESQ.
                          MORGAN, LEWIS & BOCKIUS LLP
                               1701 MARKET STREET
                             PHILADELPHIA, PA 19103
                                 (215) 963-5000

                                ----------------


                                                  CALCULATION OF REGISTRATION FEE
===========================================================================================================================
               TITLE OF SECURITIES                   NUMBER OF     PROPOSED MAXIMUM   PROPOSED MAXIMUM       AMOUNT OF
                      TO BE                         SHARES TO BE    OFFERING PRICE        AGGREGATE      REGISTRATION FEE
                   REGISTERED                      REGISTERED (1)     PER SHARE        OFFERING PRICE           (3)
---------------------------------------------------------------------------------------------------------------------------
Class A Non-Voting Common Stock, par value $1.00       500,000        $29.64 (2)         $14,820,000         $1,744.31
per share
---------------------------------------------------------------------------------------------------------------------------

(1) This registration statement covers shares of Class A Non-Voting Common Stock of Artesian Resources Corporation that may be offered or sold pursuant to the Artesian Resources Corporation 2005 Equity Compensation Plan. This registration statement also relates to an indeterminate number of shares of Class A Non-Voting Common Stock that may be issued by reason of any stock split, stock dividend, spinoff, recapitalization or any other similar transaction in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Artesian Resources Corporation 2005 Equity Compensation Plan.
(2) The price of $29.64 per share, which is the average of the high and low prices of the Class A Non-Voting Common Stock reported by the Nasdaq National Market on July 20, 2005, is set forth solely for the purpose of calculating the filing fee pursuant to [Rule 457(c) and] Rule 457(h) under the Securities Act.
(3) Calculated pursuant to Section 6(b) of the Securities Act as follows: proposed maximum aggregate offering price multiplied by $.0001177.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by Artesian Resources Corporation (the "registrant") with the Commission are incorporated by reference into this registration statement:

         (1) The registrant's Annual Report on Form 10-K and amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004.

         (2) The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005.

         (3) The registrant's Current Reports on Form 8-K dated February 2, 2005 and April 5, 2005.

         (4) The description of the registrant's shares of Class A Non-Voting Common Stock, par value $1.00 per share, contained in the registrant's registration statements on Form 10, as amended (File No. 000-18516), filed with the Commission on April 30, 1990 to register such securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such reports and documents.

Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for any willful or negligent payment of an unlawful dividend, stock purchase or redemption, or (d) for any transaction from which the director derived an improper personal benefit.

Section 145 of the Delaware General Corporation Law states that a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney's fees actually and reasonably incurred, in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision.

         Article Tenth of the registrant's Restated Certificate of Incorporation provides that the personal liability of its directors is eliminated to the fullest extent permitted by the Delaware General Corporation Law.

Article VIII of the registrant's Bylaws provides that the registrant shall indemnify and hold harmless its directors and officers to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may be hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than such law permitted the registrant to provide prior to such amendment). These provisions indemnify these persons against all expenses, liabilities, and losses that are reasonably incurred or suffered in connection with any action or proceeding described above. Further, the bylaws provide that the registrant shall advance expenses to persons eligible for indemnification upon delivery by any such person of an undertaking to repay all amounts advanced if it shall ultimately be determined that this person is not entitled to be indemnified. In addition, the registrant's bylaws authorize the registrant to maintain insurance to protect the registrant and any of its directors or officers against any expense, liability, or loss, whether or not the registrant would have the power to indemnify any such person against such expense, liability, or loss under the Delaware General Corporation Law.

The registrant has purchased a directors' and officers' indemnity insurance policy as permitted by its Bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.           EXHIBITS.

         EXHIBIT  DESCRIPTION
         ------   ---------

4.1      Artesian Resources Corporation 2005 Equity Compensation Plan.

5.1      Opinion of Morgan, Lewis & Bockius LLP.

23.1     Consent of Independent Registered Public Accounting Firm.

23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

24       Power of Attorney (included as part of the signature page).

ITEM 9.           UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Newark, State of Delaware, on July 26, 2005.

                                       ARTESIAN RESOURCES CORPORATION


                                       By:
                                          --------------------------
                                          Name:   David B. Spacht
                                          Title:  Chief Financial Officer
                                                  and Treasurer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dian C. Taylor and David B. Spacht, his (or her) true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him (or her) and in his (or her) name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                     TITLE                                 DATE
------------------------------------------ -------------------------------------------- -----------------------------

                                           Chairman of the Board, Chief Executive       July 25, 2005
------------------------------------          Officer, President and Director
Dian C. Taylor                                (Principal Executive Officer)



                                           Vice President, Chief Financial Officer      July 25, 2005
------------------------------------          and Treasurer (Principal Financial and
David B. Spacht                               Accounting Officer)


                                           Director                                     July 25, 2005
------------------------------------
Kenneth R. Biederman


                                           Director                                     July 25, 2005
------------------------------------
John R. Eisenbrey


                                           Director                                     July 25, 2005
------------------------------------
Norman H. Taylor, Jr.


                                           Director                                     July 25, 2005
------------------------------------
William C. Wyer


                         ARTESIAN RESOURCES CORPORATION

                                INDEX TO EXHIBITS


  Exhibit Number  Document
  --------------  --------

      4.1         Artesian Resources Corporation 2005 Equity Compensation Plan.

      5.1         Opinion of Morgan, Lewis & Bockius LLP.

      23.1        Consent of Independent Registered Public Accounting Firm.

      23.2        Consent of Morgan, Lewis & Bockius LLP (included with
                  Exhibit 5.1).

      24          Power of Attorney (included as part of the signature page).